Exhibit 99.4

Halcón Resources Corporation

As a stockholder of Halcón Resources Corporation, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on July 30, 2012.

Vote Your Proxy on the Internet: Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Vote Your Proxy by mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY BY MAIL	PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:	☒

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	Approval of the issuance of shares of Halcón common stock to GeoResources stockholders pursuant to the merger agreement.	☐	☐	☐	3.	Authorization of Halcón’s board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit	☐	☐	☐
		FOR THE NOMINEE	WITHHOLD AUTHORITY FOR THE NOMINEE			additional proxies in favor of the proposal to approve the issuance of shares of Halcón common stock to GeoResources stockholders pursuant to the merger agreement or to elect Mr. Vlasic as a Class A director to Halcón’s board of directors.
2.	Election of Michael A. Vlasic to serve as a Class A Director.	☐	☐

This Proxy when properly executed will be voted in the manner directed herein. If properly executed and no direction is made, this Proxy will be voted in accordance with the recommendations of our Board of Directors on the opposite side.

PLEASE MARK, SIGN, DATE, DETACH AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date	, 2012.
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for

the Special Meeting of Stockholders to be held July 31, 2012.

This proxy statement is available at:

http://investors.halconresources.com/special-proxy.cfm

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY	HALCÓN RESOURCES CORPORATION

1000 Louisiana St., Suite 6700

Houston, Texas 77002

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 31, 2012

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Floyd C. Wilson and Mark J. Mize and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the special meeting of stockholders of Halcón Resources Corporation on July 31, 2012 and any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, with respect to the matters referred to on this proxy. A majority of the proxies or substitutes present at the meeting may exercise all power granted hereby.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ISSUANCE OF SHARES OF HALCÓN COMMON STOCK TO GEORESOURCES STOCKHOLDERS PURSUANT TO THE MERGER AGREEMENT, “FOR” THE ELECTION OF MR. VLASIC AS A CLASS A DIRECTOR TO HALCÓN’S BOARD OF DIRECTORS AND “FOR” THE AUTHORIZATION OF HALCÓN’S BOARD OF DIRECTORS, IN ITS DISCRETION, TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF HALCÓN COMMON STOCK TO GEORESOURCES STOCKHOLDERS PURSUANT TO THE MERGER AGREEMENT OR TO ELECT MR. VLASIC AS A CLASS A DIRECTOR TO HALCÓN’S BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)